CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 70 to the Registration Statement (Form N-1A, No. 811-03802) of our report dated December 19, 2008, on the financial statements and financial highlights of Neuberger Berman Cash Reserves, Neuberger Berman High Income Bond Fund, Neuberger Berman Municipal Money Fund, Neuberger Berman Municipal Intermediate Bond Fund (formerly Neuberger Berman Municipal Securities Trust), Neuberger Berman Short Duration Bond Fund, and Neuberger Berman Strategic Income Fund (six of the series constituting Lehman Brothers Income Funds) included in the October 31, 2008 Annual Report to Shareholders of Lehman Brothers Income Funds.

/s/Ernst & Young LLP

Boston, Massachusetts
February 25, 2009